UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2009

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

200 Riverfront Boulevard
Elmwood Park, New Jersey		07407
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Two-Year Long Term Incentive Awards

During the first quarter of 2009, the Organization and Compensation Committee (the “Compensation Committee”) of the Board of Directors of Sealed Air Corporation (the “Company”) determined that the threshold levels for the principal goals established for performance share unit awards made during the first quarter of 2008 for the two-year and three-year performance periods beginning January 1, 2008 were unlikely to be met.  The awards were made under the Company’s new executive compensation programs introduced in 2008 and approved by the stockholders at the 2008 Annual Meeting.  As part of the transition to the new programs, the Compensation Committee had approved the two sets of performance share unit awards in early 2008, as noted above, under the 2005 Contingent Stock Plan.  The goals established in 2008 were based on cumulative operating income for the performance periods, and the shortfall was due to the challenging business and economic environment experienced by the Company during 2008, which continued into 2009.

Thus on March 24, 2009, the Compensation Committee approved special two-year performance share unit awards for the performance period beginning January 1, 2009 to be made to the “named executive officers” listed in the Summary Compensation Table of the Company’s proxy statement for its 2008 Annual Meeting of Stockholders, and to other officers and key executives of the Company.  The special two-year awards were offered on the condition that the participants waive and release their rights to the two-year and three-year performance share unit awards granted in 2008.  As a result, there will be no shares issued for the 2008 two-year and the 2008 three-year performance share unit awards, but the participants will have the opportunity to earn the special 2009 two-year performance share unit awards during the performance period that ends on December 31, 2010.

The performance period for the new two-year awards is from January 1, 2009 through December 31, 2010.  The principal goal established by the Compensation Committee is based on cumulative operating income for the performance period, as follows:

	Cummulative Operating Income (Millions)	Percentage of Target Award Earned
	Under $880	0%
Threshold:	$880	50%
Target:	$955	100%
	$970	150%
Maximum:	$985 and above	200%

Award levels based on adjusted cumulative operating income between any two of these levels would be based on a pro-rata calculation of the number of shares earned, except that no shares will be earned for adjusted cumulative operating income below $880 million. In order to ensure that achievement represents the performance of the core business, cumulative operating income would be subject to adjustment for specified charges and credits related to restructuring programs, the effects of specified acquisitions and dispositions, charges related to goodwill impairment, specified litigation-related costs, expenses related to capital market transactions, and the effect of any accounting changes implemented during the performance period.

In view of the high level of uncertainty about the length and extent of the current economic downturn, the Compensation Committee decided to establish alternative goals to be used if the above threshold level is not achieved, but cumulative operating income is greater than $500 million.  In that case, the Compensation Committee can use an alternative method for determining the percentage of the target awards that will be earned.  The alternative method is based on the relative growth in adjusted cumulative operating income for the performance period over 2008 operating income for the Company compared with the comparable measure for the peer group used for executive compensation purposes, where the median is the threshold and the payout will be determined as follows:

Performance Relative to Peer Group	Payout as % of Target
Below median	0%
From median to 90th percentile	Percentage equal to percentile ranking in peer group
Above 90th percentile	100%

If the Company’s performance relative to its peer group is above the 90th percentile, then the payout can be increased by an additional 40% of the target award if the percentage increase in the Company’s stock price during this period is consistent with (i.e., meets or exceeds) 100% of the percentage increase in the Standard & Poor’s 500 Stock Index over the same period.

If the threshold level is achieved under either the primary method or the alternative method, then the number of shares earned for each participant can be increased or decreased by up to 10% at the discretion of the Compensation Committee depending on whether either (or both) of the following additional performance goals is achieved:

a.                                       Average quarterly inventory days on hand starting December 31, 2008 through the performance period is below the average quarterly days on hand for the period December 31, 2007 through December 31, 2008; and

b.                                      2010 safety result (TRIR) of 1.30 or better, excluding facilities acquired during the performance period.

The Compensation Committee retained the right in its sole discretion to reduce any award that would otherwise be payable, except in the event of certain terminations following a change in control as provided in the Company’s 2005 Contingent Stock Plan.

The special two-year target awards for the named executive officers are as follows:

Mr. Hickey — 218,182 units; Mr. Kelsey — 49,127 units; Mr. Crosier — 37,251 units; Mr. Pesci — 36,233 units; and Mr. Demeautis — 37,193 units.

The Compensation Committee also approved performance share unit awards for the three-year performance period beginning January 1, 2009.  Additional information concerning the Company’s executive compensation programs and awards will be contained in the Company’s proxy statement for the 2009 Annual Meeting.

Cautionary Notice Regarding Forward Looking Statements

Some of the statements made by the Company in, or incorporated by reference in, this Current Report on Form 8-K are forward-looking.  These statements include comments as to future events and trends affecting the Company’s business, which are based upon management’s current expectations and are necessarily subject to risks and uncertainties, many of which are outside the control of the Company.  Forward-looking statements can be identified by such words as “estimates,” “expects,” “intends,” “plans,” “should,” “will” and similar expressions.  The following are important factors that the Company believes could cause actual results to differ materially from those in the Company’s forward-looking statements:  general economic conditions; changes in raw material and energy costs; credit availability and pricing; conditions in the markets that the Company serves; the success of the Company’s growth, profitability and global manufacturing strategies and its cost reduction and productivity program; the effects of animal and food-related health issues; tax, interest and foreign exchange rates; and legal proceedings.  A more extensive list and description of these and other such factors can be found under the headings “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ H. Katherine White
Name:	H. Katherine White
Title:	Vice President, General Counsel and Secretary

Dated:  March 30, 2009